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EXHIBIT 23.1

Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the AvalonBay Communities, Inc. Deferred Compensation Plan of our report dated January 23, 2004 (except for Note 14, as to which the date is February 27, 2004) with respect to the consolidated financial statements and schedule of AvalonBay Communities, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia
May 6, 2004

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CONSENT OF INDEPENDENT AUDITORS